EXHIBIT 10.2

Echelon Wealth Partners Inc.
130 King Street West, Suite 2500
Toronto ON M5X 2A2


PRIVATE & CONFIDENTIAL


January 15, 2018

Newgioco Group, Inc.
130 Adelaide Street West, Suite 701
Toronto, ON M5H 2K4


Attention:   Michele Ciavarella, CEO

Dear Mr. Ciavarella,

Re:  Proposed Financing and Advisory Mandate

Echelon Wealth Partners Inc. ("Echelon") understand that Newgioco Group, Inc. (the "Corporation") is seeking capital markets and strategic advice related to listing common shares for trading on the Canadian Securities Exchange ("CSE") via an initial public offering from treasury ("IPO") or alternative method, including a reverse takeover transaction or other going public transaction (an "RTO") (the RTO and/or IPO are individually or collectively, the "Going Public Transaction"), and completing a concurrent or associated financing of between C$3,000,000 and C$5,000,000 or such other amount, as may be determined by the Corporation and Echelon (the "Capital Raising Transaction"), as contemplated in Schedule "A" attached hereto.

Echelon would be pleased to act as the Corporation's financial advisor and agent in respect of the foregoing on the following terms and conditions set out in this letter agreement (the "Agreement").

1. Services to be Performed. Echelon will perform the following capital markets and strategic advisory services (collectively, the "Services") in connection with, and subject to the terms of, this Agreement:

    * provide advice to the Corporation with respect to a potential listing of the Corporation's shares on the CSE;
    * assist in making introductions, structuring potential transactions and analyzing the merit and fit of potential public company vehicles for the Corporation in connection with the Going Public Transaction;
    * assist in the general preparation and messaging of shareholder or investor communication materials such as investor presentations, fact sheets or other such typical investor relations or communications materials;
    * assist in reviewing the Corporation's material contracts, disclosure documents, due diligence and business materials, and providing advice to the Corporation with respect to the completion of a data room suitable for use by potential investors in the Corporation;
    * provide advice to the Corporation on its strategic and potential future capital markets transactions, including financings, mergers, acquisitions, joint ventures and divestitures;


                                    (1)

    * introduce the Corporation to capital market participants and/or institutional investors that may include investment funds, mutual funds, private capital sources or other potential strategic investors;
    * act as lead manager and sole bookrunner in any Canadian Capital Raising Transaction, whether or not part of the Going Public Transaction;
    * provide general advisory assistance and capital markets intelligence as required by the Corporation;
    * provide the Corporation access to and feedback from experienced analysts and capital markets staff with specialized industry knowledge and understanding;
    *  provide the Corporation with industry and specific trading reports;
    * provide the Corporation with ongoing financial and strategic advice in positioning the company within the Canadian capital markets;
    * assist in reviewing and providing ongoing guidance in executing the Corporation's business plan; and
    * such other services as may be agreed to between the Agents and the Corporation.

2. Capital Raising Transaction. The Corporation hereby appoints and Echelon agrees to act as the lead agent and sole bookrunner in respect of the Capital Raising Transaction, subject to the right of Echelon, in consultation with the Corporation, to form a syndicate, which may consist of other licensed dealers, brokers and investment dealers (Echelon and such other selling agents, collectively, "Agents").

    Completion of the Capital Raising Transaction will be subject to the entering into by the Corporation, the Agents and other syndicate members, if any, of an agency agreement in respect of the Capital Raising Transaction (the "Capital Raising Agency Agreement"). The Capital Raising Agency Agreement will include the terms and conditions provided herein, and industry standard covenants, representations and warranties and provisions regarding legal opinions, indemnification, contribution, termination clauses and other relevant matters as the Corporation and the Agents may agree. The Capital Raising Agency Agreement will also contain customary "due diligence out", "disaster out", "market out", "material adverse change out" and "regulatory change out" provisions. The Capital Raising Agency Agreement, if entered into, will supersede this Agreement in respect of the Capital Raising Transaction.

    In respect of the Capital Raising Transaction, it is understood that the Agents will be acting as agents on a commercially reasonable efforts basis only, with no obligation or commitment to purchase any of the securities offered thereunder, but the Agents shall have the right, in their sole discretion, to acquire securities for their own accounts. It is further understood that this Agreement does not represent a firm commitment by the Agents to underwrite the Capital Raising Transaction at this time and that such a commitment, if any, will not be established until satisfactory completion of due diligence and the Capital Raising Agency Agreement is signed and will be governed by the terms of the Capital Raising Agency Agreement. The pricing of, and the ability of, the Agents to complete the Capital Raising Transaction will be contingent upon numerous factors including the market conditions at the time of such transaction, results of due diligence, and current and future forecasts of financial results and budgets for the Corporation. Notwithstanding anything in this Agreement to the contrary, the parties hereto may each determine, acting jointly or solely, not to enter into the Capital Raising Agency Agreement or to complete the Capital Raising Transaction. The Capital Raising Transaction will close immediately prior to or concurrently with completion of the Going Public Transaction.

                                    (2)

    In consideration for the Agent's services with respect to the Capital Raising Transaction, the Corporation shall (i) pay the Agents a cash fee of 8% of the aggregate gross proceeds of the Capital Raising Transaction (including the Over-Allotment Option), payable on the closing of the Capital Raising Transaction, and (ii) broker warrants (the "Broker Warrants") to purchase up to an additional 8% of the Units sold in the Capital Raising Transaction (including the Over-Allotment Option), on the same terms of the Capital Raising Transaction (collectively, the "Capital Raising Commission").

3. Advisory Fees. In consideration for the provision of the Services outlined in paragraph 1, the Corporation will pay to Echelon an advisory fee of C$30,000 (plus applicable taxes) (the "Advisory Fee") due upon execution of the Agreement. The Advisory Fee will be applied in full to the Capital Raising Commission due to the Agents.

    The Advisory Fee shall be non-refundable regardless of whether the Capital Raising Transaction is completed, and which shall be the only compensation payable to Echelon (subject only to the expense reimbursement provisions of paragraph 6 and the Alternative Transaction provisions of paragraph 14) in the event no Capital Raising Transaction occurs.

4. Sponsorship Agreement. If during the term of this Agreement, the Corporation requires sponsorship by a recognized Participating Organization or Member of the CSE, the Corporation and Echelon will, unless the CSE objects in writing to Echelon acting as sponsor, enter into a separate agreement where Echelon will act as a Sponsor and provide for filing with the CSE a Sponsor Report (the "Sponsorship Agreement"). The fees payable to Echelon in relation to the Sponsorship Agreement will be C$110,000 and will be payable upon delivery of the sponsorship report. The Sponsorship Agreement will contain provisions related to other expenses, including legal fees, consistent with fees paid to Canadian investment banks and legal counsel for similar services.

5. Additional Services. If Echelon is requested to provide any other services in addition to those described in paragraphs 1, 2 and 4 above ("Additional Services"), the terms and conditions relating to such Additional Services will be outlined in a separate letter of agreement and the fees for such services will be in addition to the fees payable hereunder, will be negotiated separately and will be consistent with fees paid to Canadian investment bankers for similar services. For additional certainty, Echelon will not provide any legal, tax or accounting advice, either pursuant to this Agreement or otherwise.

6. Expenses. The Corporation will be responsible for all reasonable expenses related to the Going Public Transaction and/or Capital Raising Transaction, whether or not each is completed, including, but not limited to: fees and disbursements of the Corporation's legal counsel; fees and disbursements of the Agents' legal counsel, such counsel to be acceptable to the Corporation acting reasonably; fees and disbursements of accountants and auditors; fees and disbursements of other applicable experts; expenses related to road-shows and marketing activities; printing costs; filing fees; stock exchange fees; out-of-pocket expenses of the Agents, including, but not limited to, their travel expenses in connection with due diligence and marketing activities; and taxes on all of the foregoing. Expenses payable pursuant to this Agreement shall be payable upon receipt of a detailed invoice with respect thereto.

    The Corporation will pay to Echelon upon the signing of this Agreement a cash sum of C$10,000 to be allocated to the Agents' legal counsel as a

                                    (3)
    retainer for legal services relating to the Going Public Transaction and/or Capital Raising Transaction. If at any time this Agreement is terminated and amounts held by Echelon as a retainer for legal services exceed the cost of those legal services, such excess amounts will be refunded promptly to the Corporation.

7. Rights of First Refusal. If within a period of 18 months after the date of this Agreement (the "Right of First Refusal Period") and only if the Capital Raising Transaction has been completed, the Corporation undertakes a public or private offering of debt (excluding mortgage debt or any other form of property level financing), equity or equity-based securities, or, engages in any corporate transaction involving a merger or acquisition with industry peers, potential partners, or for property acquisitions, or, if the Corporation otherwise requires financial advisory services, Echelon will have a right of first refusal to serve as manager and exclusive placement agent for such financing or advisor for such financial advisory engagement. In the event that a right of first refusal is exercised under this section, the Corporation and Echelon, will enter into a separate agreement or other appropriate documentation for such engagement containing such compensation and other terms and conditions as are customary for similar engagements, including, without limitation, appropriate indemnification provisions. The foregoing right of first refusal must be exercised by Echelon within five business days following written notification from the Corporation that the Corporation requires or proposes to obtain additional financing or financial advisory services, failing which Echelon shall relinquish its rights with respect to that particular engagement only and shall continue to have a right of first refusal in relation to any other public or private offering of debt, equity, equity-based securities, or financial advisory services of the Corporation during the Right of First Refusal Period. If, prior to, or any time after, providing Echelon with such written notice, the Corporation has received an offer from a third party to serve as lead manager, exclusive placement agent or financial advisor in connection with a financing or financial advisory engagement, the terms upon which such third party has proposed to act in such capacity shall be disclosed to Echelon by the Corporation in writing, and Echelon shall be entitled to exercise its right of first refusal by notifying the Corporation, within five business days following written notification from the Corporation, of its intention to match the terms proposed by such third party. The Corporation confirms that there are no other rights of first refusal to provide debt or equity financing or financial advisory services to the Corporation currently outstanding.

8. Indemnification. The Corporation shall indemnify and hold harmless Echelon and its respective officers, directors, employees, partners and agents (the "Indemnified Parties") in the manner set forth in Schedule "B" to this Agreement. Such indemnity shall apply to all services contemplated herein, including, without limitation, any Additional Services.

9. Role of the Agents. It is understood and agreed that the Agents will act under this Agreement as independent contractors with duties solely to the Corporation and nothing in this Agreement or the nature of the Agents' services in connection with this engagement or otherwise shall be deemed to create a fiduciary duty or fiduciary relationship between or among the Agents, the Corporation or its security holders, employees, creditors or any other person or entity, and the Corporation agrees that it shall not make, and hereby waives, any claim based on an assertion of any such fiduciary duty or other relationship.



                                    (4)

    The Agents shall keep strictly confidential and will only use for the purpose of performing their obligations hereunder, all information whether written or oral obtained by it from the Corporation, its affiliates and their respective agents, advisors, directors, officers or employees in connection with this engagement ("Confidential Information"). This confidentiality obligation shall not apply or extend to information now in the public domain, information which may subsequently become public other than through breach by the Agents of their obligations hereunder, information disclosed to the Agents by third parties in respect of which (to the Agent's knowledge) such third parties are not under an obligation of confidentiality to the Corporation or information which is required by law, rule or regulation to be disclosed. The Agents shall ensure that each of its representatives, including employees and professional consultants, agents and the other syndicate members, if any, shall be made aware of and be bound by this provision prior to receiving any such Confidential Information.

10. Use of Agents' Advice. The Corporation acknowledges and agrees that all written and oral advice, analysis and materials provided by the Agents in connection with its engagement hereunder are intended solely for the benefit of the Corporation and its internal use only and the Corporation covenants and agrees that, except as may be required by applicable law, no such advice, analysis or material will be used for any other purpose whatsoever or reproduced, disseminated, quoted from or referred to in whole or in part at any time, in any manner or for any purpose, without the Agents' prior written consent in each specific instance. Any advice given by the Agents hereunder will be made subject to and will be based upon such assumptions, limitations, qualifications and reservations as the Agents deem necessary or prudent in the circumstances. The Agents expressly disclaim any liability or responsibility by reason of any unauthorized use, publication, distribution of or reference to any oral or written advice, analysis or materials provided by us or any unauthorized reference to the Agents or this engagement.

    Neither this Agreement nor the delivery of any advice in connection with this Agreement confers upon any person or entity not a party hereto (including, without limitation, security holders, employees, creditors or any other person or entity) any rights or remedies hereunder or by reason hereof as against the Agents or the other Indemnified Parties.

11. Term of Mandate. The period of this Agreement shall be for the period commencing upon the date of execution of this Agreement by the Corporation and ending on June 30, 2018, unless otherwise extended by the mutual written agreement of Echelon and the Corporation in writing. Notwithstanding the previous sentence, this Agreement may be terminated by either party upon 10 days' prior written notice to the other. The provisions of this paragraph and paragraphs 3, 6, 8, 9, 10, 12, 14 to 21 inclusive and Schedule "B" shall survive any such termination or expiration of this Agreement.

12. Other Business. The Corporation acknowledges that the Agents and certain of their affiliates: (i) act as an investment fund manager and a trader of, and dealer in, securities both as principal and on behalf of its clients (including managed accounts and investment funds) and, as such, may have had, and may in the future have, long or short positions in the securities of the Corporation or related entities and, from time to time, may have executed or may execute transactions on behalf of such persons; (ii) may provide research or investment advice or portfolio management services to


                                    (5)
    clients on investment matters, including the Corporation; (iii) may participate in securities transactions on a proprietary basis, including transactions in the Offering or other securities of the Corporation or related entities; and (iv) nothing herein shall restrict their ability to conduct business in the ordinary course and in compliance with applicable laws.

13. Due Diligence. The Agents and their legal counsel will be provided with timely access to all information required to permit them to conduct a full due diligence investigation of the Corporation in connection with the Capital Raising Transaction and/or Going Public Transaction, as applicable. In particular, the Agents shall be permitted to conduct all due diligence that they may require in order to fulfill their obligations under applicable securities legislation, and in that regard the Corporation will make available to the Agents and their legal counsel, on a timely basis, all corporate and operating records, material contracts, financial information, budgets, and other relevant information necessary in order to complete the due diligence investigation of the business, properties and affairs of the Corporation and all affiliated entities, as well as of its respective directors, officers and employees. The Corporation agrees that during the term of the engagement, the Agents will be kept informed of all material business and financial developments affecting the Corporation, whether or not requested by the Agents or their legal counsel.

14. Alternative Transaction. If, during the term of this Agreement, a preliminary prospectus is filed in connection with the IPO or a filing statement/information circular is filed in connection with an RTO and subsequent thereto the Corporation terminates this Agreement then, where the Corporation and/or any of its respective affiliates complete an Alternative Transaction (as defined below) within six months of the date of such termination (the "Alternative Transaction Period") which results in the sale, amalgamation, or merger of the Corporation or results in an initial public offering by the Corporation, a Toronto Stock Exchange ("TSX"), Toronto Venture Stock Exchange ("TSXV") or CSE listing, a reverse-take over involving a TSX, TSXV or CSE entity or a private placement or Capital Raising Transaction, RTO and/or IPO contemplated hereunder, the Corporation will, upon completing the Alternative Transaction, pay Echelon, in addition to any amounts required to be paid under this Agreement, an amount equal to 50% of the cash commission payable pursuant to paragraph two of this Agreement based on an offering size equal to the gross proceeds or deemed consideration paid under or in association with such Alternative Transaction (the "Alternative Transaction Fee"). The Alternative Transaction Fee shall be payable only with respect to the first Alternative Transaction completed during the Alternative Transaction Period and upon such payment being made this paragraph 14 shall be of no further force or effect.

    An "Alternative Transaction" means (i) an issuance or sale by the Corporation or any of its respective affiliates, of securities other than those pursuant to the Capital Raising Transaction contemplated herein; (ii) a merger, amalgamation, business combination, RTO, reorganization, joint-venture or similar transaction involving the Corporation or its shareholders; (iii) the acquisition of the Corporation by way of take-over bid, exchange offer, RTO or similar transaction; or (iv) the direct sale or indirect sale or exchange of all or substantially all of the shares, securities or assets of the Corporation. For greater clarity, non-arm's length transactions involving the properties of the Corporation that are completed for the purpose of the Going Public Transaction or the Capital Raising Transaction, do not constitute an Alternative Transaction.

                                    (6)

15. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Corporation and Echelon hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the Province of Ontario for any lawsuits, action or other proceeding arising out of this Agreement.

16. Interpretation. If one or more provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

17. Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing and will be delivered to:

    (a)     in the case of the Corporation:

            Attention:  Michele Ciavarella, CEO
            Email:      m.ciavarella@newgiocogroup.com

    (b)     in the case of Echelon:

            Attention:  Arinder Mahal, Managing Director
            Email:      amahal@echelonpartners.com

    The parties may change their respective addresses for notices by notice given in the manner set out above. Any notice or other communication will be in writing, and unless delivered personally to the addressee or to a responsible officer of the addressee, as applicable, will be given by email and will be deemed to have been given when (i) in the case of a notice delivered personally to a responsible officer of the addressee, when so delivered; and (ii) in the case of a notice delivered or given by email, on the business day sent (if sent on or prior to 4:00 p.m. local time at the place of receipt) or the following business day (if sent after 4:00 p.m. local time at the place of receipt).

18. Successors and Assigns. This Agreement shall be binding upon Echelon and the Corporation and their respective successors and permitted assigns.

19. Assignment. None of the parties may assign or transfer its rights hereunder without the prior written consent of the other party.

20. Entire Agreement; Amendment. This Agreement, including the schedule attached hereto, reflects the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or arrangements or negotiations pertaining thereto, whether written or oral.
    No amendment to the provisions of this Agreement shall be effective unless such amendment is provided in writing and executed on behalf of each of the parties hereto.

21. RTO. In the event that the obligations of the Corporation pursuant to this Agreement are not assumed by operation of law, the Corporation hereby agrees that, in connection with the RTO, it will use commercially reasonable efforts to obtain from the party or parties it enters into an agreement with for an RTO (the "RTO Party"), a covenant from the RTO Party in favour of the Agents to assume all obligations of the Corporation under this Agreement following the completion of the RTO.

                                    (7)

22. Counterparts. This Agreement may be signed in one or more counterparts, in original or electronic form.


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                         [Signature page follows.]






















































                                    (8)

If the foregoing is acceptable to you, please indicate your acceptance by signing and returning to us the enclosed duplicate copy of this Agreement, whereupon this Agreement shall become binding between us.



Yours very truly,


ECHELON WEALTH PARTNERS INC.



By:     /s/ David Anderson
____________________________________
        David Anderson, Head of Investment Banking


                    *  *  *

Newgioco Group, Inc. hereby confirms that, effective the date first written above, it agrees to the terms and conditions set forth above and as set forth in the attached schedule and which collectively constitute the Agreement.



NEWGIOCO GROUP, INC.



By:     /s/ Michele Ciavarella
____________________________________
        Michele Ciavarella, CEO



























                                    (9)

                                SCHEDULE "A"
                           INDICATIVE TERM SHEET
                            NEWGIOCO GROUP, INC.
                             OFFERING OF UNITS

Issuer:         Newgioco Group, Inc. (the "Company")

Offering:       Treasury offering of units (the "Units") to be qualified by a long form prospectus.

Amount:         Up to $5 million (the "Offering").

Offering Price: $** per Unit.

Units: Each Unit will be comprised of one common share in the Company (each, a "Common Share"), and one common share purchase warrant (each, a "Warrant").

Warrants:       Each Warrant will entitle the holder acquire one Common Share at a price of $** for a period of ** months from the Closing Date.

Agent's Option: The Company will grant the Agent an option to increase the size of the Offering by up to 15% in Units, exercisable in whole or in part at any time for a period of 30 days after and including the Closing Date (the "Agent's Option").

Use of Proceeds:The Company will use the net proceeds of the Offering in the following order of priority: (i) extinguish high interest debt owed to Darling Capital, LLC, (ii) to expand its current store distribution, (iii) to initiate a customer acquisition plan for product development, and (iv) working capital and general corporate purposes.

Offering Basis: The Units will be offered by way of long form prospectus to be filed in Ontario, and such other jurisdictions as the Company and Echelon may agree pursuant to National Instrument 44-101 ("NI 44-101") and in the U.S. by way of private placement to selected "accredited investors" (as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933 and internationally as permitted pursuant to private placement exemptions under local securities laws.

Eligibility:    The Units will be eligible for RRSPs, RRIFs, RESPs, RDSPs, and
                TFSAs, subject to the qualifications set forth in the Final
                Prospectus under the heading "Eligibility for Investment".

Listing: The Common Shares issued pursuant to the Offering, including the Common Shares underlying the Warrants and the Broker Warrants, will be listed on the Canadian Securities Exchange.

Agent:          Echelon Wealth Partners Inc.

Commission:     8% cash.

Broker Warrants:To purchase that number of Securities equal to 8% of the number of Units sold under the Offering, exercisable for a period of 24 months from the Closing Date, under the same terms as the Offering.

Closing Date:   On or about March 30, 2018.
                                   (10)

                                SCHEDULE "B"
                                 INDEMNITY

Newgioco Group, Inc. (the "Indemnitor") hereby agrees to indemnify and hold Echelon Wealth Partners Inc., and its respective affiliates (hereinafter collectively referred to as the "Agents") and officers, directors, employees, partners, agents and successors and assigns (hereinafter referred to as the "Indemnified Parties") harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agents, to which the Agents and/or its Indemnified Parties may become subject or otherwise involved in any capacity under any statute or common law or otherwise, insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Agents and their Indemnified Parties hereunder or otherwise in connection with the matters referred to in the Agreement to which this is attached, provided, however, that this indemnity shall not apply in respect of an Agent or its respective Indemnified Parties to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

i. An Agent or its respective Indemnified Parties have been negligent or have committed any fraudulent act or wilful misconduct in the course of such performance; and

ii. the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly or indirectly caused by the negligence, fraudulent act or wilful misconduct referred to in (i).

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to an Agent or the Agents or insufficient to hold it or them harmless as applicable, then the Indemnitor shall contribute to the amount paid or payable by the Agents as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and each of the Agents on the other hand but also the relative fault of the Indemnitor and each of the Agents, as well as any relevant equitable considerations; provided that the Indemnitor shall, in any event, contribute to the amount paid or payable by each Agent as a result of such expense, loss, claim, damage or liability, any excess of such amount over the amount of the fees received by such Agent hereunder pursuant to the Agreement to which this indemnity is attached.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or one or both of the Agents by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or any such entity shall investigate the Indemnitor and/or one or both of the Agents and any Indemnified Parties of the Agents shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Agents, each of the Agents shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agents for time spent by its Indemnified Parties in


                                   (11)
connection therewith) and out-of-pocket expenses incurred by its Indemnified Parties in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against one or both of the Agents or any of their respective Indemnified Parties or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Agents will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed. The omission so to notify the Indemnitor shall not relieve the Indemnitor of any liability which the Indemnitor may have to the Agents except only to the extent that any such delay in giving or failure to give notice as herein required materially prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Indemnitor would otherwise have under this indemnity had the Agents not so delayed in giving or failed to give the notice required hereunder.

The Indemnitor shall be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. Upon the Indemnitor notifying the Agents in writing of its election to assume the defence and retaining counsel, the Indemnitor shall not be liable to the Agents for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Indemnitor, the Indemnitor throughout the course thereof will provide copies of all relevant documentation to the Agents, will keep the Agents advised of the progress thereof and will discuss with the Agents all significant actions proposed.

Notwithstanding the foregoing paragraph, the Agents, or either one of them, shall have the right, at the Indemnitor's expense, to employ counsel of the Agent's choice, in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Indemnitor; or (ii) the Indemnitor has not assumed the defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Indemnitor or the Agents have advised the Agents that representation of both parties by the same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to the Agents, or to either one of the Agents, which are different from or in addition to those available to the Indemnitor (in which event and to that extent, the Indemnitor shall not have the right to assume or direct the defence on the Agent's behalf) or that there is an actual or potential conflict of interest between the Indemnitor and the Agents or between the Agents or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in either of which events the Indemnitor shall not have the right to assume or direct the defence on the Agent's behalf).

No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the Agents. No admission of liability shall be made and the Indemnitor shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties of the Agents and

                                   (12)
shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agents and any of the Indemnified Parties of the Agents. The foregoing provisions shall survive the completion of professional services rendered under the letter to which this is attached or any termination of the authorization given by the letter to which this is attached.

The Indemnitor hereby constitutes the Agents as agent and trustee for each of the other Indemnified Parties of the Indemnitor's covenants under this indemnity with respect to such persons and the Agents agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

NEWGIOCO GROUP, INC.



By:     /s/ Michele Ciavarella
____________________________________
        Michele Ciavarella, CEO